Exhibit 8.4

歐華律師事務所 香港中環皇后大道中十五號 置地廣場公爵大廈十七樓

Seaspan Corporation Unit 2, 2nd Floor, Bupa Centre 141 Connaught Road West Hong Kong SAR The People’s Republic of China	Your reference Our reference

AL/EDLI/411117/1

26 March 2019

RE: SEASPAN CORPORATION - REGISTRATION STATEMENT

We have acted as Hong Kong tax counsel to Seaspan Corporation (the “Company”), a corporation formed under the laws of the Republic of the Marshall Islands, with respect to certain legal matters in connection with the filing of the Company’s Registration Statement on F-3, dated 26 March 2019 (the “Registration Statement”) , with the Securities and Exchange Commission (the “Commission”) for the resale in the public markets of common shares issued to Fairfax Financial Holdings in January 2019 in a private placement.

In connection therewith, we have reviewed the discussion set forth under the caption “Material Non-United States Tax Considerations—Material Hong Kong Tax Considerations” in the Registration Statement (the “Discussion”).

Subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm our opinions set forth in the Discussion as of the effective date hereof (except for the representations and statements of fact of the Company and the statements of Marshall Islands law and any non-Hong Kong laws, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.

Yours faithfully,

/s/ DLA Piper Hong Kong

DLA PIPER HONG KONG

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陳立峰 陳向榮 陳雁 陳承元 鄭銘浚

何俊華 張慶隆 方伯仁 方智毅 高洛克

何慧珊 林顯裕 林俊傑 李國寶 劉果萊

劉巍 盧慧霞 吳敏華 馬能治 吳胜 楊大明

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